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                                                 NEWS RELEASE

                                                 Kathy O'Connell
                                                 Tanya Valenzuela
                                                 McGrath/Power Public Relations
                                                 (408) 727-0351
                                                 kathyo@mcgpr.com
                                                 tanyav@mcgpr.com


                PUMA TECHNOLOGY CLOSES NETMIND TECHNOLOGIES MERGER
           KEY ACQUISITION ENABLES PUMA TO DELIVER THE FIRST END-TO-END
              PLATFORM AND APPLICATION SUITE FOR WEB-ENABLED DEVICES


        SAN JOSE, Calif. (2/24/00) -- Puma Technology, Inc. (NASDAQ: PUMA), the leading provider of the essential software infrastructure for the ubiquitous mobile Internet, announced that it has completed its acquisition of NetMind Technologies, Inc., a leading provider of Internet infrastructure software for personalization.

        Under the terms of this agreement, Puma will exchange approximately five million shares of Puma common stock for all of NetMind's outstanding capital stock, warrants and options in Puma's third fiscal quarter ending April 30, 2000. The merger qualifies as a tax-free reorganization and the parties will account for the transaction as a pooling of interests.

        The technologies merged in this acquisition give Puma the ability to lead the market by delivering the first comprehensive platform and application suite for all Web-enabled device users. NetMind technology's ability to deliver highly personalized and relevant Internet content, combined with Puma's widely adopted Intellisync-Registered Trademark-synchronization software and recently acquired ProxiNet transformation, delivery, and transaction technology for Web-based information, will offer an end-to-end value proposition for Internet users - enabling them to track Web information of any nature - anytime, anywhere, and on any device - and to perform one-click transactions via these mobile devices.

        Puma's powerful new capabilities are expected to redefine the mobile Internet communications model for both consumers and business professionals alike, since Forrester

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Research estimates that during 2000, 10 percent of all Web surfers will have the ability to connect a mobile device such as a PalmPilot or smartphone to the Web. By the end of 2001, that number is expected to reach 25 percent.

        "The acquisition of NetMind makes us the first to deliver a truly comprehensive suite of Internet applications to the mobile marketplace and to fulfill our goal of becoming the leading Internet infrastructure provider powering mobile e-business," said Brad Rowe, Puma's CEO. "With our recent acquisition of ProxiNet, we took a major step in bringing our Internet strategy to fruition by delivering highly secure, real-time Web access to handheld device users. We now possess the technologies that will allow us to redefine the evolving wireless Internet landscape."

ACQUISITION CREATES NEW INFRASTRUCTURE FOR WIRELESS E-BUSINESS

        The merger brings Puma a broad range of Web-based personalization services and patented personalization technology, furthering the company's goal to be the leading end-to-end infrastructure provider for mobile, wireless, and Internet device-based e-business. NetMind's technology includes a range of capabilities important to e-business organizations when establishing mobile personalization solutions, including mining, extraction, notification, delivery, targeting, and analytics.

        More than six million active users and 45,000 Web sites are utilizing NetMind's Mind-it-TM- Web personalization technology to track Web-based information and to be notified when the information changes via email, Web page, pager, handheld device or cell phone. NetMind's flagship Minder Application Server-TM- product seamlessly integrates with any electronic commerce, publishing, CRM system or Web site and proactively alerts visitors or users to changes on these sites to encourage repeat visits. Among NetMind's blue-chip customers are eBay, ZDNet, IBM, Hitachi, Boeing, BancBoston and many other high-profile Internet and Fortune 500 companies.

        "The acquisition of NetMind will allow us to provide businesses with the infrastructure necessary to enable personalization on their site, and to support e-commerce transactions in the mobile world," said Stephen Meyer, Puma president and COO. "As the Internet is becoming an

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important venue for personal and professional communication, we are committed to delivering highly relevant Internet content to our customers, giving them the ability to act upon their new knowledge from any location via their Web-enabled devices."

NEW SOLUTION POWERS INSTANT E-COMMERCE

        NetMind's user-driven personalization and alert software, combined with Puma's Web browsing and synchronization technology, will greatly enhance the ability of e-business firms to offer a complete personalization and e-commerce system that will support a full range of Internet-connected mobile devices, including cellular and wireless smartphones. In addition, companies that invest in NetMind personalization technology will be able to easily extend it to the mobile Internet with little or no rework. NetMind currently offers a broad range of personalization solutions to meet a variety of user needs, including Personal eShopper, My Page, Gift Registry, Finance Minder, Product Minder, Job Minder, Price Minder, Promotion Minder, Seasonal Minder, Order Minder, Technical Support Minder and Enterprise Minder. The acquisition of NetMind allows Puma to make these solutions available via one push of the button on the mobile Internet.

ABOUT PUMA TECHNOLOGY

        Puma Technology is the leading provider of the essential software infrastructure for the ubiquitous mobile Internet. The Company owns market-leading technology in synchronization, personalization, notification and Web-rendering services - all essential building blocks to making wireless devices useful tools in the world of e-business. Puma's recently acquired NetMind technology delivers highly personalized, relevant Internet content to more than six million active users. In addition, the Company's Intellisync-Registered Trademark- platform is the de facto global standard for synchronization and control of the critical connection between handheld devices and mobile phones and the vast stores of information found in corporate databases, the Internet and individual PC's. The Intellisync platform enables mobile access to accurate, "anytime, anywhere" information and has been adopted worldwide by individuals, corporations, mobile device

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manufacturers, telecommunication carriers, and on-line contact, calendar and event services. The Company, headquartered in San Jose, CA, maintains a website at www.pumatech.com

The forward looking statements above in this news release relating to the combined business NetMind and Puma after the merger are based on current expectations and beliefs and are subject to numerous risks and uncertainties that could cause the actual results to differ materially. Factors that could cause actual results to differ materially include difficulties of integrating the two companies' operations, the timely availability and acceptance of new products and upgrades, the impact of competitive products and pricing, consummation of binding agreements with prospective business partners, as well as additional risk factors, as discussed in the "Risk Factors" section of Puma Technology's Annual Report on Form 10-K dated July 31, 1999, and Puma Technology's quarterly reports filed with the U.S. Securities and Exchange Commission. Puma Technology disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this press release.

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Puma Technology, the Puma Technology logo, and Intellisync are trademarks of
Puma Technology, Inc., that may be registered in some jurisdictions. NetMind Technologies, Mind-it and Minder Application Server are trademarks of NetMind Technologies, Inc. All other product or company names are trademarks of their respective owners.